Exhibit 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference of our report dated September 27, 1996 included in CCAIR, Inc.'s Form 10-K for the year ended June 30, 1996, into this registration statement on Form S-8 and all references to our firm included in this registration statement.


                              Arthur Andersen LLP


Charlotte, North Carolina
November 12, 1996

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